UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 5, 2021

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Melissa Starovasnik to the Board of Directors

On August 5, 2021, the Board of Directors (the “Board”) of Twist Bioscience Corporation (the “Company”) elected Dr. Melissa Starovasnik to the Board, effective immediately. Dr. Starovasnik will serve as a Class I director until her term expires at the Company’s 2022 Annual Meeting and, if elected at the Annual Meeting, until her successor has been duly elected and qualified. The Board has not yet appointed Dr. Starovasnik to any Board committee.

In connection with her service as a director, Dr. Starovasnik will receive the Company’s standard non-employee director cash and equity compensation. Dr. Starovasnik will receive a pro rata portion of the $40,000 annual cash retainer for her service and equity awards having an aggregate grant date fair value of $340,000, which will be granted 1/2 in the form of options to purchase shares of common stock and 1/2 in the form of restricted stock units (the “Initial Equity Awards”). One-third of the shares subject to each such Initial Equity Award will vest on each anniversary of the date of grant, subject to her continued service through each vesting date. In addition, pursuant to the current director compensation policy approved by the Board, Dr. Starovasnik will also be eligible to receive an annual grant of restricted stock units under the Company’s 2018 Equity Incentive Plan with a grant date value equal to $185,000 at the next annual meeting of stockholders.

There are no arrangements or understandings between Dr. Starovasnik and any other persons pursuant to which she was selected as a director. Dr. Starovasnik has no family relationships with any of the Company’s directors or executive officers and she has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K.

On August 6, 2021, the Company issued a press release announcing the appointment of Dr. Starovasnik to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Appointment of Kevin Yankton as Principal Accounting Officer

On August 5, 2021, Board appointed Kevin Yankton, the Company’s Chief Accounting Officer, as principal accounting officer, effective August 5, 2021. James Thorburn, the Company’s Chief Financial Officer, previously served as principal accounting officer and will continue to serve as Chief Financial Officer and principal financial officer.

Mr. Yankton, age 55, served as Chief Accounting Officer of Varex Imaging Corporation (“Varex”) and led Varex’s establishment as a stand-alone public company. Prior joining Varex in 2017, Mr. Yankton Kevin was Vice President of Global Business Services and Assistant Corporate Controller for Verifone, Inc. from July 2013 to October 2016. Before Verifone, he held finance roles with increasing levels of responsibility at Silicon Image, Inc., Cisco Systems, Inc., and The Gap, Inc. He held various finance roles at Applied Materials, Inc., within the corporate, regional headquarters and business units. Mr. Yankton started his career with PricewaterhouseCoopers LLP’s San Jose office. He earned an MBA from Boston University and a BA in Business Economics graduated from the University of California, Santa Barbara, and is a California Certified Public Accountant, Certified Internal Auditor, and Chartered Global Management Accountant.

There are no family relationships between Mr. Yankton and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description

99.1	Press release dated August 6, 2021 titled “Twist Bioscience Appoints Drug Discovery Leader Melissa Starovasnik, Ph.D., to Board of Directors.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021	Twist Bioscience Corporation

/s/ William E. Solis
William E. Solis
Senior Director, Corporate Counsel and Assistant Secretary